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                                                             EXHIBIT NUMBER 11.1
                                                             -------------------


             INFORMATION MANAGEMENT RESOURCES, INC. AND SUBSIDIARY

                 COMPUTATION OF PRO FORMA NET INCOME PER SHARE

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
                                                   Year Ended December 31,
                                                  -------------------------
                                                      1996          1995
                                                  -----------   -----------
Pro Forma Net Income                              $ 2,544,931   $ 1,612,471
                                                  ===========   ===========

PRIMARY:
 Common Shares                                      6,870,188     9,050,960
 Stock Option Plans
  Shares under option at year-end                   5,083,287     5,294,445
  Treasury Shares which could be purchased           (233,024)     (676,130)
                                                  -----------   -----------
Pro forma weighted average common and
 common equivalent shares outstanding              11,720,451    13,669,275
                                                  ===========   ===========

Pro forma net income per share                    $      0.22   $      0.12
                                                  ===========   ===========

FULLY DILUTED:
 Common Shares                                      6,870,188     9,050,960
 Stock Option Plans
  Shares under option at year-end                   5,083,287     5,294,445
  Treasury Shares which could be purchased           (169,492)     (676,130)
                                                  -----------   -----------
Pro forma weighted average common and
 common equivalent shares outstanding              11,783,983    13,669,275
                                                  ===========   ===========

Pro forma net income per share                    $      0.22   $      0.12
                                                  ===========   ===========
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